Exhibit 10.16

                             MODIFICATION AGREEMENT



         THIS MODIFICATION AGREEMENT ("MODIFICATION") is made as of the 7th day of May, 1997 by and between THE ANTIGUA GROUP, INC., a Nevada corporation ("BORROWER") and LASALLE BUSINESS CREDIT, INC., a Delaware corporation ("LASALLE").

                                 R E C I T A L S

         Pursuant to the terms and provisions of a Loan And Security Agreement dated as of January 23, 1997 ("LOAN AGREEMENT") LASALLE is providing the BORROWER with a revolving line of credit in the maximum principal amount of Twelve Million Dollars ($12,000,000.00) ("REVOLVER") and a term loan in the principal amount of Seven Hundred Seventy-Five Thousand Dollars ($775,000.00) ("TERM LOAN A").

         In addition, pursuant to the terms of the LOAN AGREEMENT, LASALLE has agreed to provide the BORROWER with an additional term loan in the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) ("TERM LOAN B") subject to various terms and conditions set forth in the LOAN AGREEMENT. The LOAN AGREEMENT provides that the proceeds of TERM LOAN B are to be used in connection with the acquisition by Southhampton Enterprises Corp., a British Columbia corporation ("SOUTHHAMPTON CORP.") of all of the stock of the BORROWER. In addition, the LOAN AGREEMENT provides that prior to the acquisition of the BORROWER'S stock by SOUTHHAMPTON CORP. the following things, among others, must occur:

         (a) The BORROWER and LASALLE must enter into a Modification Agreement in order to amend certain provisions of the LOAN AGREEMENT in a manner satisfactory to LASALLE;

         (b) LASALLE must approve all of the terms and provisions of the acquisition of the BORROWER'S stock; and

         (c) SOUTHHAMPTON CORP. must execute and deliver to LASALLE a Guaranty Agreement, in form and substance acceptable to LASALLE, pursuant to which SOUTHHAMPTON CORP. shall guarantee all of the obligations of the BORROWER to LASALLE.

         The BORROWER has informed LASALLE that it is now the intent that Southhampton Enterprises, Inc., a Texas corporation and a subsidiary of SOUTHHAMPTON CORP. ("SEI"), shall acquire all of the stock in the BORROWER. The BORROWER has requested that LASALLE: (a) consent to SEI acquiring the stock of the BORROWER; (b) agree to the modification of certain other terms of the LOAN AGREEMENT; and (c) provide the BORROWER with a term loan in the principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000.00) ("NEW LOAN") instead of TERM LOAN B.

         LASALLE is willing to consent to the request of the BORROWER pursuant to the terms and provisions of this MODIFICATION and the various documents to be executed in connection with the NEW LOAN.

         NOW, THEREFORE, in consideration of the above premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         Section 1. Recitals. The parties hereto hereby acknowledge the accuracy
of  the  above   recitals  and  hereby   incorporate   the  recitals  into  this
modification.

         Section 2. Amendment To Loan Agreement. The LOAN AGREEMENT is hereby amended as follows:

                  A. Section 1(a) of the LOAN AGREEMENT is hereby amended as follows:

                           i. The definition of  "Acquisition" is hereby amended
by deleting the words "the Guarantor" and substituting in lieu thereof the words "Southhampton Enterprises, Inc., a Texas corporation ("SEI")".

                           ii.   The   following    definitions   are   inserted
immediately preceding the definition of "Guarantor":

                                    "Imperial" means Imperial Bank Arizona.

                                    "Imperial  Loan"  shall  mean the term  loan
         from Imperial to the Borrower in the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00), together with any refinance of such term loan provided any such refinance: (a) does not increase the amount of the debt, increase the interest rate on the debt, or accelerate the dates principal is due on the debt and is not otherwise less favorable to the Borrower; and (b) is subject to the terms of an Intercreditor Agreement and Subordination Agreement with LaSalle in the same respective forms as the Intercreditor Agreement of which LaSalle and Imperial are parties and the Subordination Agreement between LaSalle and Imperial.

                           iii. The definition of "Merger  Agreement" shall mean
the Stock Purchase Agreement dated April 21, 1997, by and between the Guarantor, SEI, and the Seller, pursuant to which SEI has agreed to acquire all of the issued and outstanding stock of the Borrower.

                           iv. The definitions of "Quadrant" and "Quadrant Loan"
are hereby deleted in their entirety.
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
                           v. The  definition  of "Seller" is hereby  amended by
deleting the name "Thomas E. Dooley, Jr." and substituting in lieu thereof "collectively (a) Thomas E. Dooley, Jr. and Gail E. Dooley, Trustees under the Thomas E. Dooley and Gail Dooley Revocable Trust of 1988, dated 10/4/88; (b) Thomas E. Dooley as Custodian Under the Uniform Gifts to Minors Act fbo Kim L. Dooley; (c) Thomas E. Dooley as Custodian Under the Uniform Gifts to Minors Act fbo Shawn T. Dooley; (d) Thomas E. Dooley, Jr. and Gail A. Dooley, Trustees under the Thomas E. Dooley and Gail Dooley Revocable Trust of 1988, dated 10/4/88; (e) E. Louis Werner, Jr., Trustee, E. Louis Werner, Jr., Revocable Intervivos Trust dated December 31, 1982; and (f) Bobbi D. Hunter, Trustee under the 1989 Trust Agreement established separate irrevocable Gift Trusts f/b/o the children of Thomas and Gail Dooley dated March 7, 1989."

                           vi. The definition of "Seller Debt" is hereby amended
by deleting the words and numbers "Seven Million One Hundred Seventy Thousand Dollars ($7,170,000.00)" and substituting in lieu thereof the words and number "Six Million Three Hundred Seventy-Eight Thousand Dollars ($6,378,000.00)".

                  B. Section 4 of the LOAN AGREEMENT is hereby amended by deleting the words and number "the aggregate undrawn amount of all such Letters of Credit shall at no time exceed Four Million Dollars ($4,000,000.00)" and substituting in lieu thereof the words and number "the aggregate undrawn amount of all such Letters of Credit shall at no time exceed Five Million Dollars ($5,000,000.00)."

                  C. Section 13(e) of the LOAN AGREEMENT is hereby amended by deleting its present language in its entirety and substituting in lieu thereof the following:

                                    (e)   No   security   agreement,   financing
                  statement or analogous instrument exists or shall exist with respect to any of the Collateral other than: (i) any security agreement, financing statement or analogous instrument evidencing Permitted Liens; and (ii) any security agreement, financing statement or analogous instrument evidencing the liens securing the Cruttenden Loan, the Imperial Loan, or the Seller Debt which are permitted pursuant to paragraph 14(i) of this Agreement;

                  D. Section 13(g) of the LOAN AGREEMENT is hereby amended by deleting the words "the PERMITTED LIENS" and substituting in lieu thereof the words "the liens permitted pursuant to paragraph 14(i) below."

                  E. Section 13(q) of the LOAN AGREEMENT is hereby amended by deleting its present language in its entirety and substituting in lieu thereof the following:
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
                                    (q) Borrower is not now  obligated,  whether
                  directly or indirectly, for any loans or other indebtedness for borrowed money other than those loans and indebtedness permitted pursuant to paragraph 14(h) below.

                  F. Section 13(s) of the LOAN AGREEMENT is hereby amended by deleting its present language in its entirety and substituting in lieu thereof the following:

                                    (s)  Except  as   otherwise   disclosed   on
                  Schedule 13(s) attached hereto, Borrower has no Parents, Subsidiaries or divisions, nor is Borrower engaged in any joint venture or partnership with any other Person; provided, however, that following the Acquisition, SEI shall be the Parent of the Borrower and the Guarantor is the Parent of SEI;

                  G. Section 14(h) of the LOAN AGREEMENT is hereby amended by deleting its present language in its entirety and substituting in lieu thereof the following:

                                    (h)  Borrower  shall not (i) incur,  create,
                  assume or suffer to exist any indebtedness other than (A) indebtedness under this Agreement, (B) unsecured indebtedness owing in the ordinary course of business to trade suppliers,
                  (C) the Cruttenden Loan, provided Cruttenden has executed a subordination agreement in form acceptable to LaSalle, (D) the Imperial Loan, provided Imperial has executed a subordination agreement in form acceptable to LaSalle, and (E) indebtedness described on Schedule 13(q) attached hereto; or (ii) except in connection with the Seller Debt, assume, guaranty or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business;

                  H. Section 14(i) of the LOAN AGREEMENT is hereby amended by inserting at the end thereof, immediately preceding the period, the following "; and (D) liens securing the Imperial Loan provided Imperial executes and delivers to LaSalle an Intercreditor Agreement in a form acceptable to LaSalle."

                  I. Section 14(k) of the LOAN AGREEMENT is hereby amended by deleting the term "Quadrant Loan" and substituting in lieu thereof the term "Imperial Loan."

                  J. Section 14(m) of the LOAN AGREEMENT is hereby amended by deleting its present language in its entirety and substituting in lieu thereof the following:

                                    m. Borrower  shall maintain and keep in full
                  force and effect each of the financial covenants set forth below. The calculation and determination of each such financial covenant, and all accounting terms contained therein, shall be calculated and construed in accordance with GAAP, applied on a basis consistent with the financial statements of Borrower delivered on or before the Closing
                  Date:

                                            i.   Tangible   Net   Worth.
                           Borrower shall maintain at all times a Tangible Net Worth of not less than the sum of (A) Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000.00), plus (B) a sum equal to the aggregate of fifty percent (50%) of the annual net income of the Borrower for each fiscal year of the Borrower (without reduction for any annual net losses) commencing with fiscal year 1997 through the date of determination, all as determined in accordance with GAAP.

                                            ii. Interest Coverage Ratio.
                           Borrower shall have as of each date of calculation, a ratio of (A) EBITDA for such fiscal quarter to (B) interest expense for such fiscal quarter, of not less than 1.50 to 1.00, calculated quarterly on a cumulative basis for the fiscal quarters of Borrower ending March 31, 1997, June 30, 1997,
                           September 30, and December 31, 1997, and thereafter calculated monthly on a rolling twelve month basis commencing with the month ending January 31, 1998;

                                            iii.  Debt Service  Coverage
                           Ratio. Borrower shall have as of each date of calculation, a Debt Service Coverage Ratio, of not less than 1.25 to 1.00, calculated quarterly on a cumulative basis for the fiscal quarters of Borrower ending March 31, 1997, June 30, 1997, September 30, and December 31, 1997, and thereafter calculated monthly on a rolling twelve month basis commencing with the month ending January 31, 1998;

                                            iv.  Liabilities to Tangible
                           Net Worth Ratio. Borrower shall have at all time a ratio of Liabilities (excluding the Seller Debt) to Tangible New Worth of not more than 3.0 to 1.0.

                                            v.   Capital   Expenditures.
                           Borrower shall not make: (A) Capital Expenditures of an aggregate amount of more than Five Hundred Thousand Dollars ($500,000.00) during any fiscal year (pro-rated for the fiscal year ending December 31, 1997); or (B) Capital Expenditures in the form of expenditures for capital lease obligations of an aggregate amount of more than Five Hundred Thousand Dollars ($500,000.00) during any fiscal year (pro-rated for the fiscal year ending December 31, 1997).

                  K. Section 14(p) of the LOAN AGREEMENT is hereby amended by deleting its existing language in its entirety and substituting in lieu thereof the following:

                           (p)  After  obtaining  the  Cruttenden  Loan  and the
         Imperial Loan, Borrower will not modify any of the terms of the Cruttenden Loan or the Imperial Loan or any of the documents evidencing, securing or otherwise documenting the Cruttenden Loan or the Imperial Loan without the prior written consent of LaSalle.

                  L. Section 14(r) of the LOAN AGREEMENT is hereby amended by deleting the second sentence of such Section in its entirety and substituting in lieu thereof the following:

                           (r) Following the Acquisition, and subject to the terms of the last sentence of this paragraph, the only dividends which may be made by the Borrower are dividends in an amount equal to the regularly scheduled payments due under the Seller Debt, provided such payments are permitted to be made pursuant to the terms of the Subordination Agreement between the Seller, LaSalle, Cruttenden and Imperial and such dividends are used to make such payments.

                  M. Section 16(i) of the LOAN AGREEMENT is hereby amended by deleting the term "Quadrant Loan" and substituting in lieu thereof the term "Imperial Loan".

         Section 3. Term Loan B. The BORROWER acknowledges and agrees that LASALLE shall have no obligation to provide the BORROWER with TERM LOAN B and that LASALLE will not provide the BORROWER with TERM LOAN B.

         Section 4. Other Terms. Except as specifically modified herein, all other terms and provisions of the LOAN AGREEMENT remain in full force and effect are hereby ratified and confirmed.

         Section 5. Miscellaneous.

                  (a) Incorporation; Limited Modification. The terms and conditions of the documents evidencing, securing or otherwise documenting the BORROWER'S obligations to the LASALLE under the REVOLVER and TERM LOAN A (together with the LOAN AGREEMENT, collectively, "LOAN DOCUMENTS") are incorporated herein by reference and made a part hereof as if fully set forth herein. Except as specifically modified by or pursuant to this MODIFICATION, all terms and conditions of the LOAN DOCUMENTS remain unchanged, in full force and effect, and are hereby ratified and confirmed in all respects. In the event of any inconsistencies between the terms and conditions of this MODIFICATION and any of the terms and conditions of the other LOAN DOCUMENTS, LASALLE shall determine, in its sole discretion, which of the terms and conditions shall control.

                  (b) Integration. This MODIFICATION and the other LOAN DOCUMENTS constitute the entire agreement between LASALLE and the BORROWER with respect to the subject matter hereof, and any term or condition not expressed in this MODIFICATION or the other LOAN DOCUMENTS does not constitute a part of the agreement of LASALLE and the BORROWER with respect to such subject matter.

                  (c) No Novation. This MODIFICATION shall not cause a novation of any of the obligations of the BORROWER under the LOAN DOCUMENTS, nor shall it extinguish, terminate or impair the BORROWER'S obligations under the LOAN DOCUMENTS. In addition, this MODIFICATION shall not release, affect or impair the priority of any security interests and liens held by LASALLE against any assets of the BORROWER.

                  (d) Severability. If any provision or part of any provision of this MODIFICATION shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this MODIFICATION and this MODIFICATION shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

                  (e) Number, Gender, And Captions. As used herein, the singular shall include the plural and the plural may refer to only the singular. The use of any gender shall be applicable to all genders. The captions contained herein are for purposes of convenience only and are not a part of this MODIFICATION.

                  (f) Further Assurances. As part of this MODIFICATION, and in consideration for the agreements of LASALLE as set forth therein, the BORROWER agrees to execute and deliver to LASALLE such other and further documents as may, from time to time, in the sole opinion of LASALLE and LASALLE's counsel, be necessary or appropriate to carry out the terms and conditions of this MODIFICATION and the LOAN DOCUMENTS.

                  (g) Choice Of Law. The laws of the State of Maryland shall govern and be applied to determine all issues relating to this MODIFICATION and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this MODIFICATION and its various provisions and the consequences and legal effect of all transactions and events which resulted in the execution of this MODIFICATION or which occurred or were to occur as a direct or indirect result of this MODIFICATION having been executed.

                  (h) Binding Effect; No Oral Modification. This MODIFICATION shall be binding upon and shall inure to the benefit of the parties and their respective personal representatives, successors and assigns. This MODIFICATION may not be altered, modified or amended unless such alteration, modification or amendment is in writing and executed by LASALLE.

         Section 6. Release. The BORROWER releases and forever discharges LASALLE and LASALLE'S officers, directors, employees, agents and representatives ("RELEASED PARTIES") from any and all claims, causes of action and liabilities of any kind or character whatsoever, which the BORROWER ever had or now has against any of the RELEASED PARTIES, which in any way relate or pertain to or arise from, directly or indirectly, the LOAN DOCUMENTS or any of the BORROWER'S obligations to LASALLE.

         Section 7. Waiver Of Jury Trial. The parties hereto agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by any party to this MODIFICATION, or any of their successors or assigns, on or with respect to this MODIFICATION or any other LOAN DOCUMENT or which in any way relates, directly or indirectly, to the obligations of any of the BORROWER to LASALLE under the LOAN DOCUMENTS, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. THE PARTIES EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDINGS. The parties acknowledge and agree that this provision is a specific and material aspect of the agreement between the parties and that the parties would not enter into this MODIFICATION if this provision, or any other provision of this MODIFICATION, were not contained herein.

         IN WITNESS WHEREOF, the parties have executed this MODIFICATION as of the date first above written with the specific intention of creating a document under seal.

WITNESS:                                THE ANTIGUA GROUP, INC.



/s/ Joseph R.S. Tyssowski                    By: /s/ Gerald K. Whitley
                                                      (SEAL)
                                             Name: Gerald K. Whitley
                                             Title: Vice President Finance


                                        LASALLE BUSINESS CREDIT, INC.



/s/ Joseph R.S. Tyssowski               By:  /s/ Patrick E. Killpatrick
                                                 (SEAL)
                                             Patrick E. Killpatrick,
                                             Vice President

                             ACKNOWLEDGMENTS

STATE OF ARIZONA, CITY/COUNTY OF Maricopa, TO WIT:

         I HEREBY CERTIFY that on this 7th day of May, 1997, before me, the undersigned Notary Public of the State aforesaid, personally appeared George K. Whitley, and acknowledged himself to be the Vice President Finance of THE ANTIGUA GROUP, INC., a Nevada corporation, and that he, as such Vice President Finance, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of THE ANTIGUA GROUP, INC., by himself as Vice President Finance.

         IN WITNESS MY Hand and Notarial Seal.



                                        /s/ Vickie L. Stripp (SEAL)
                                              NOTARY PUBLIC
My Commission Expires:
September 23, 1998


STATE OF ARIZONA, CITY/COUNTY OF Maricopa, TO WIT:

         I HEREBY CERTIFY that on this 7th day of May, 1997, before me, the undersigned Notary Public of the State aforesaid, in personally appeared Patrick
E. Killpatrick, and acknowledged himself to be a Vice President of LASALLE BUSINESS CREDIT, INC., a Delaware corporation, and that he, as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of LASALLE BUSINESS CREDIT, INC., by himself as Vice President.

         IN WITNESS MY Hand and Notarial Seal.


                  /s/ Melissa M. Crosbie (SEAL)
                         NOTARY PUBLIC

My Commission Expires:

My Commission Expires July 31, 1997
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